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                                                     EXHIBIT 12(a)

             HOUSEHOLD INTERNATIONAL NETHERLANDS B.V.

         COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
           (All dollar amounts are stated in thousands.)


Six months ended June 30                                    1994*
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Income from operations                                  $  192.1
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Income taxes                                               112.3
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Fixed charges:
  Interest expense                                       6,986.2
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Total earnings as defined                               $7,290.6
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Ratio of earnings to fixed charges                          1.04
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* During the six months ended June 30, 1993, the Company had no active operations; consequently, the ratio of earnings to fixed charges is not meaningful and has been omitted.


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